Exhibit 99.2

                         [Logo of American Express Company]

                                      1998
                                 First Quarter
                              Earnings Supplement








The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") First Quarter 1998 Earnings Release.


This summary includes certain forward-looking statements, each indicated by an asterisk, which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, as well as affect the Company's ability to achieve its financial and other goals, are set forth on pages 29-31 of the Company's 1997 10-K Annual Report filed with the Securities and Exchange Commission.

                               FIRST QUARTER 1998
                                   HIGHLIGHTS

o The 1998 consolidated results reflect strong earnings and revenue growth at TRS and AEFA. This fine performance was negated by a loss at AEB which arose from a $213MM ($138MM after-tax) provision for credit losses related to exposures in the Asia/Pacific region, principally in Indonesia. 1Q `98 also includes gains of $46MM ($39MM after-tax) from a Lehman Brothers preferred stock dividend based on its earnings and $60MM ($39MM after-tax) from sales of First Data Corporation (FDC) common shares.

     - Revenue growth of 9% and ROE of 23% were in line with our financial targets. However, the 4% reported EPS growth fell short of our target.
     - Excluding the three items mentioned above, income rose by 14% and diluted EPS by 18%.

o    A number of new products and services were offered and agreements reached:

     - Several proprietary consumer and corporate card products were launched in markets outside the U.S.:

         -- New revolve products in Germany and Canada;
         -- The Platinum Card in Taiwan;
         -- A small business card in the U.K.; and -- The Gold Card in India.

     - The Global Network Services Group entered into a joint venture with Credit Suisse in Switzerland that will manage the combined card businesses, and an independent operator agreement was signed with Filanbanco to issue American Express cards in Ecuador.

     - The multiple platform strategy for the advisor channel was inaugurated with AEFA's acquisition of Securities America, a full-service independent broker/dealer with 1,105 advisors.

     - AEB's private client group made substantial progress in marketing American Express Premium Deposits (a variation of AEFA's Investment Certificate).

     - A strategic marketing agreement was entered into and a minority investment made in Administaff, a professional employment organization that provides personnel management services to small- and medium-sized U.S. businesses.

     - We also invested in @Backup, a company that provides computer back-up services using the Internet.

o    Strong growth was recorded in a number of key areas:

     - TRS International posted strong results as cards and volumes increased in Europe, Canada and Latin America. More moderate growth was reported in the Asia/Pacific region. Credit quality remained well controlled.

     -   Total cards in force increased 3% and basic cards in force by 4%;

     -   Worldwide billed business rose 10%;

     -   Worldwide lending balances of $15.4B were up 11%; and

     -   AEFA assets owned, managed and administered grew 26%.


o    Overall, 1Q `98 card credit loss indicators were stable.

o Recently issued data from The Nilson Report indicate that in 1997, for the second year in a row, AXP increased share in the U.S., as card spending (excluding cash transactions and debit cards) grew faster than Visa and Mastercard. The data also indicate that AXP's share of card spending including debit cards (but excluding cash transactions) increased for the first time in a decade.

                                       1
PAGE

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                                  CONSOLIDATED

(millions, except per share amounts)            Quarter Ended      Percentage
                                                  March 31,        Inc/(Dec)
                                             -------------------  -----------
                                                1998       1997
                                                ----       ----
Consolidated revenues                         $4,521     $4,164       9%
---------------------                         ======     ======

Net income:
-----------
       Before Significant Items                $ 520    $   454      14%
       AEB provision for Asian credit losses    (138)         -       -
       FDC gain                                   39          -       -
       Lehman earnings dividend                   39          -       -
                                              ------     ------
       Consolidated                            $ 460    $   454       1%
                                              ======     ======


EPS:
----
       Basic - Before Significant Items        $1.13    $  0.97      16%
                                              ======     ======
             - Consolidated                    $1.00    $  0.97       3%
                                              ======     ======

       Diluted - Before Significant Items      $1.11    $  0.94      18%
                                              ======     ======

             - Consolidated                    $0.98    $  0.94       4%
                                              ======     ======

o CONSOLIDATED REVENUES: Grew 8.6% as the benefits of strong card spending, greater loan balances and higher managed assets more than compensated for a decline in card fees.

o CONSOLIDATED EXPENSES: Increased 11% due to moderately higher human resource and operating expenses, greater marketing and promotion expenses, and substantially larger provisions for losses and benefits, primarily related to AEB's exposures in the Asia/Pacific region, principally in Indonesia. These cost increases were offset in part by the Lehman preferred dividend and FDC gains.

o    AVERAGE SHARES:

                                                        Millions of Shares
                                                    ------------------------
                                                    1Q `98   4Q `97   1Q `97
                                                    ------   ------   ------
     Basic                                           460.7    460.7    467.9
                                                     =====    =====    =====
     Diluted
                                                     469.5    475.1    483.0
                                                     =====    =====    =====

  - Actual share activity:
    ----------------------

    Shares outstanding - beginning of period    466.4    465.8    472.9
    Repurchase of common shares                  (5.5)    (4.2)    (5.2)
    Lehman preferred stock exchange                 -      4.4        -
    Employee benefit plans, compensation
      and other                                   1.0      0.4      3.2
                                                -----    -----    -----
    Shares outstanding - end of period          461.9    466.4    470.9
                                                =====    =====    =====

     - 83.1MM shares have been acquired since the inception of repurchase programs in September, 1994.

o    SEGMENT REPORTING REVISION:
     ---------------------------

     In the third quarter of 1997, the Travelers Cheque (TC) unit began reporting to the Chief Executive Officer of AEB. It had previously been part of the Stored Value Group of TRS. This change was designed to align better our TC business with AEB's strengths in overseas markets and to improve our ability to take advantage of synergies that can be realized by closer cooperation between TC and AEB.

     In accordance with Statement of Financial Accounting Standards No. 131, TC, which historically has been included in TRS, is now reported in a new segment with AEB. All prior year information has been restated to conform with this classification.

                                       2
PAGE

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                             TRAVEL RELATED SERVICES

(preliminary)                  STATEMENT OF INCOME
                        (UNAUDITED, MANAGED ASSET BASIS)

                                            Quarter Ended      Percentage
(millions)                                     March 31,       Inc/(Dec)
                                           ----------------    ----------
                                              1998     1997
                                              ----     ----
Net revenues:
     Discount revenue                       $1,429   $1,306        9%
     Net card fees                             398      405       (2)
     Travel commissions and fees               351      336        4
     Other revenues                            511      479        7
     Lending:
          Finance charge revenue               584      478       22
          Interest expense                     194      160       21
                                            ------   ------
               Net finance charge revenue      390      318       23
                                            ------   ------
          Total net revenues                 3,079    2,844        8
                                            ------   ------
Expenses:
     Marketing and promotion                   244      195       26
     Provision for losses and claims:
          Charge card                          273      252        8
          Lending                              248      222       12
          Other                                 13       16      (17)
                                            ------   ------
               Total                           534      490        9
                                            ------   ------
     Charge card interest expense              248      227        9
     Human resources                           787      731        8
     Other operating expenses                  784      784        -
                                            ------   ------
          Total expenses                     2,597    2,427        7
                                            ------   ------
Pretax income                                  482      417       16
Income tax provision                           167      150       11
                                            ------   ------
Net income                                  $  315   $  267       18
                                            ======   ======

o Revenues benefited from higher worldwide billed business, growth in cardmember loans outstanding, and wider interest margins.

o The pre-tax margin improved as revenue growth more than offset increased marketing and promotion activities, higher provisions for credit losses, and larger human resource expenses.

o The effective tax rate was 35% in 1Q `98 compared with 36% in 1Q `97 and 4Q `97.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

o DISCOUNT REVENUE: Higher billed business and stable discount rates resulted in a 9.4% increase in discount revenue.
      - The average discount rate of 2.74% in 1Q `98 was down 1BP from 2.75% in 1Q `97 but up 1BP from 2.73% in 4Q `97 due to mix of business variances between the periods.
         -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is strong. However, changes in the mix of business (e.g., growing acceptance at supermarkets, discounters and colleges), the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*


                                                     Quarter Ended    Percentage
                                                        March 31,     Inc/(Dec)
                                                  -----------------   ----------
                                                    1998       1997
                                                    ----       ----
Card billed business (billions):
   United States                                   $38.5      $34.6      11%
   Outside the United States                        14.1       13.3       6
                                                   -----      -----
   Total                                           $52.6      $47.9      10
                                                   =====      =====

Cards in force (millions):
   United States                                    29.5       29.6       -%
   Outside the United States                        13.8       12.3      12
                                                   -----      -----
   Total                                            43.3       41.9       3
                                                   =====      =====

Basic cards in force (millions):
   United States                                    23.3       22.9       1%
   Outside the United States                        10.6        9.6      11
                                                   -----      -----
   Total                                            33.9       32.5       4
                                                   =====      =====
Spending per basic card in force (dollars) (a):
   United States                                  $1,653     $1,524       8%
   Outside the United States                      $1,468     $1,433       2
   Total                                          $1,600     $1,498       7

         (a) Proprietary card activity only.

      - BILLED BUSINESS: Higher spending per basic cardmember worldwide (due in part to increased merchant coverage and the benefits of rewards programs) and greater cards in force resulted in a 10% increase in billed business.

         -- U.S. spending per basic card in force increased 8% reflecting particularly strong growth in consumer cardmember spending and continued steady results in the corporate and small business areas.
         -- Excluding foreign exchange translation, billed business outside the U.S. grew 12% versus the reported 6%, reflecting strong double digit increases in Europe, Latin America and Canada, and low single digit growth in the Asia/Pacific region. Network partnership volumes also maintained their strong growth trend.
         -- The retail category continues to be a strong component of worldwide business, despite the loss of inflation within the average charge size.
         -- The average airline charge was up versus last year, and volume was strong.

      - Success in building new card relationships through our diversified product portfolio was evident in the increase of 3% in cards in force and 4% in basic cards in force. Growth outside the U.S. was particularly strong at 12% and 11%, respectively, as proprietary card increases accelerated and a substantial number of new network cards were included. The slower U.S. growth rates versus recent quarters reflects:

         -- The 3Q `97 decision by AXP and Salomon Smith Barney (SSB) to cease providing AXP cards as part of SSB's FMA account relationships,
         -- The cancellation by AXP during 1997 of certain poorly performing credit card accounts in conjunction with the institution of an ongoing, focused account profitability review program, and
         -- Reduced U.S. consumer card acquisition activities due to our shift in strategy toward deeper penetration of existing relationships.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

o NET CARD FEES: Declined in line with consumer charge cards and our strategy of building the lending portfolio through the issuance of low- and no-fee credit cards.

      - The average fee per card in force was $38 in 1Q `98 versus $39 in 1Q `97.

o TRAVEL COMMISSIONS AND FEES: Travel revenues were up 4% on 9% growth in Travel sales. The declining revenue earned per dollar of sales (8.2% in 1Q `98 versus 8.6% in 1Q `97) reflects continued efforts by airlines to reduce distribution costs and by large corporate clients to contain travel and entertainment expenses. Strong growth in travel sales was achieved despite the economic problems in the Asia/Pacific region.


o OTHER REVENUES: Increased 7% reflecting higher fees, e.g., assessments, on card products, lower interest revenues on a reduced investment pool at American Express Credit Corporation, and the transfer of Tax and Business Services from AEFA effective 1/98. The revenue benefits of this transfer were partially offset by the sale of Epsilon late last year.


o NET FINANCE CHARGE REVENUE: Rose 23% as 11% growth in worldwide lending balances was augmented by higher net interest yields on the U.S. portfolio (9.6% in 1Q `98 versus 8.7% in 1Q `97).

      - The higher yield compared with 1Q `97 was due to changes in the product mix and a lower proportion of the portfolio on introductory-rates.


o MARKETING AND PROMOTION EXPENSES: Increased 26% from stepped up media advertising activities, higher merchant-related cooperative advertising costs, and greater Small Business Services card and balance acquisition efforts. These were partially offset by less aggressive consumer card acquisition activities.


o CHARGE CARD INTEREST EXPENSE: Grew 9% as higher billed business volumes versus last year combined with a higher worldwide cost of funds.


o HUMAN RESOURCE EXPENSES: Increased versus last year as a result of higher average employee levels, merit increases and greater contract programmer costs for technology related projects such as interactive services and customized cardmember rewards.

      - The employee count at 3/98 of 61,000 was up approximately 2,000 versus last year.


o OTHER OPERATING EXPENSES: Higher costs for loyalty programs and cardmember service related volume were mitigated by the benefits of ongoing cost containment efforts.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

o     CREDIT QUALITY:

      -  Overall, credit quality was stable in the quarter.

      - The provision for losses for charge card products was 8% above last year reflecting higher volume.

      - The lending provision for losses rose 12% versus 1Q `97 due to growth in outstanding loans and increased loss rates.

      - Reserve coverage ratios at more than 100% of past due balances remained strong both absolutely and compared with key industry competitors.

      -  Worldwide Charge Card:
         ----------------------
         -- Past due rates improved versus 1Q `97 but increased versus 4Q `97 reflecting the normal decline in receivable balances from the seasonally high 4Q level created by holiday spending. The write-off rate was lower compared with both 1Q `97 and 4Q `97.

                                                     3/98     12/97      3/97
                                                    -----     -----     -----
               Write-offs, net of recoveries         0.47%     0.49%     0.50%
               Past due as a % of receivables         3.4%      3.1%      3.5%

         --  Reserves remained strong:

                                                     3/98     12/97      3/97
                                                    -----     -----     -----
               Reserves (MM)                         $967      $951      $921
               % of receivables                       4.4%      4.0%      4.3%
               % of past due accounts                 131%      132%      124%

      -  U.S. Lending:
         -------------
         -- The write-off rate increased from 1Q `97 as bankruptcies rose and loans from more recent product offerings aged; however, it was stable with 4Q `97. The past due rate was even with both periods.

                                                     3/98     12/97      3/97
                                                    -----     -----     -----
               U. S. write-offs, net of recoveries    6.3%      6.3%      5.1%
               Past due as a % of loans               3.6%      3.5%      3.6%

         --  U.S. cardmember lending reserves increased:

                                                     3/98     12/97      3/97
                                                    -----     -----     -----
             Reserves (MM)                           $591      $589      $533
             % of total loans                         4.2%      4.0%      4.1%
             % of past due accounts                   117%      116%      115%

             - AXP coverage ratios continue to compare favorably with key industry competitors.


                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                       AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                  STATEMENT OF INCOME
                                   (unaudited)

(millions)                                Quarter Ended         Percentage
                                             March 31,          Inc/(Dec)
                                         ----------------        ----------
                                            1998     1997
                                            ----     ----
Revenues:
     Investment income                    $  613   $  570             8%
     Management and distribution fees        418      331            26
     Other revenues                          190      183             4
                                          ------   ------
          Total revenues                   1,221    1,084            13
                                          ------   ------
Expenses:
     Provision for losses and benefits:
          Annuities                          297      305            (3)
          Insurance                          117      104            13
          Investment certificates             73       42            74
                                          ------   ------
               Total                         487      451             8
     Human resources                         336      300            12
     Other operating expenses                127       97            31
                                          ------   ------
          Total expenses                     950      848            12
                                          ------   ------
Pretax income                                271      236            15
Income tax provision                          85       79             8
                                          ------   ------
Net income                                $  186   $  157            18
                                          ======   ======

o Revenue and earnings growth reflect increased management fees from higher managed asset levels (including separate account assets) and greater distribution fees driven by strong mutual fund sales and higher mutual fund and separate account asset levels.

     - Investment income rose versus recent quarters due to a somewhat larger invested asset pool combined with a slightly higher yield.
     - The improvement in Other Revenues was suppressed by the transfer to TRS of Tax & Business Services effective 1/98.
     - Revenue growth, net of provisions, was strong at 16% versus last year.

     - Assets Owned, Managed and Administered:
       ---------------------------------------

                                                                            Percentage
          (billions)                                         March 31,       Inc/(Dec)
                                                        -----------------   ----------
                                                          1998       1997
                                                          ----       ----
          Assets owned (excluding separate accounts)     $37.0      $34.9        6%
          Separate account assets                         26.0       18.4       41
          Assets managed                                 122.5       96.4       27
          Assets administered                              9.9        4.9        #
                                                        ------     ------
                         Total                          $195.4     $154.6       26
                                                        ======     ======

o Margins improved as revenue increases outpaced higher compensation-related and operating expenses.

o    The effective tax rate was 31% compared with 30% in 4Q `97 and 33% in 1Q
     `97.

o    INVESTMENT INCOME:
     - Average invested assets of $30.7B were up 5% versus $29.3B in 1Q `97.
     - The average yield was 7.8% versus 7.7% in 1Q `97.
     - Insurance spreads were flat with last year, but those for annuities were up. Certificate spreads were down substantially versus 1Q `97 due to a product promotion that is expected to run through 3Q `98 and the rapid growth of AEB related sales. Spreads on annuities and insurance were even with 4Q `97; those for certificates were down.

     - ASSET QUALITY remains strong.
       -- The level of non-performing assets, relative to invested assets, was only 0.2%, flat with last year. Reserves cover 81% of these non-performing assets.
       -- The SFAS 115 related mark-to-market adjustment on the portfolio (reported in assets pre-tax) was $510MM at 3/98, reflecting appreciation during 1Q `98 of $18MM. As of 3/97, the mark-to-market adjustment was ($14)MM.
       -- Unrealized appreciation on securities held to maturity was $641MM compared with $116MM at 3/97 and $652MM at 12/97.

                                       7
PAGE

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)

     MANAGEMENT AND DISTRIBUTION FEES: The increase of 26% was due to higher average assets under management (including separate account assets) and distribution fees from greater mutual fund sales and asset levels. This growth was reported despite the losses related to our equity fee hedging strategy which is accounted for as a contra-fee revenue item for 1998 reporting purposes.

     - ASSETS MANAGED:
       ---------------

                                                               Percentage
       (billions)                              March 31,       Inc/(Dec)
                                           ---------------     ----------
                                             1998     1997
                                             ----     ----

       Assets managed for individuals       $80.2    $60.0         34%
       Assets managed for institutions       42.3     36.4         16
       Separate account assets               26.0     18.4         41
                                           ------   ------
                      Total                $148.5   $114.8         29
                                           ======   ======

        -- The growth in managed assets since 1Q `97 resulted from $28.5B of market appreciation and $5.2B of net new money.
           - During 1Q `98, market appreciation was $11.4B and $2.1B of net new managed assets were added, excluding the loss of a $1.8B advisory client account.

     - PRODUCT SALES:
       --------------

       --  Total cash sales from all products were up 21% over 1Q `97.
       -- Mutual fund sales continue at record levels, increasing 27%, with equity, bond and money market funds each contributing. All three load categories, i.e., front, rear and no, also had improvement versus last year. - At approximately 50% of the industry average, redemption rates continued to compare favorably with the competition.
       --  Annuity sales were down 25%; sales of insurance products fell 19%.
       -- Certificate sales more than doubled from last year, reflecting the effect of a rate-oriented product promotion offered to U.S. clients, as well as the rapid growth of certificates sold to clients outside the U.S. through a new joint venture between AEFA and AEB.
       -- Product sales generated through plans stayed strong at 65% of total sales in 1Q `98 flat with 65% in 1Q `97.

o OTHER REVENUES: Growth of 4% resulted from higher life insurance premiums. Tax preparation fees declined reflecting the transfer, effective 1/98, of Tax and Business Services to TRS' Small Business Services unit.
     -  Financial Planning fees of $17.5MM were up 31% versus 1Q `97.

o PROVISIONS FOR LOSSES AND BENEFITS: Lower annuity product provisions resulted from flat inforce levels and a lower accrual rate. Insurance provisions increased reflecting a larger inforce and unfavorable claims experience in the life insurance business line. For certificate products, a higher inforce level and accrual rate caused a larger overall provision.

o HUMAN RESOURCES: Expenses were up because of larger field force compensation-related expenses caused by growth in sales and asset levels.

     - BRANDED ADVISOR FORCE: 8,733 at 3/98; +307 advisors, or 4%, versus 3/97; down 43 advisors versus 12/97.
       -- We remain optimistic about advisors in the pipeline.* In 1Q `98, there was a 17% increase versus last year of prospects applying for Series 7 licenses.
       --  The veteran advisor retention rates remain at record levels.
       --  Advisor productivity was strong for the quarter.
       -- The number of clients and accounts per client were up 7% and 4%, respectively, versus 1Q `97. This was a record quarter for AEFA in terms of initial new client growth and the client retention rate remained at 95%.
     - TOTAL ADVISOR FORCE: 9,838, including 1,105 advisors from the acquisition of Securities America in 1Q `98.

o OTHER OPERATING EXPENSES: The 31% increase reflects the outsourcing of data processing support services, increased usage of contract programmers for technology-related initiatives, expanded advertising activities, and costs related to higher business volumes.

                                       8
PAGE

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                     AMERICAN EXPRESS BANK/TRAVELERS CHEQUE


(preliminary)                  STATEMENT OF INCOME
                                   (unaudited)

(millions)                                   Quarter Ended      Percentage
                                               March 31,        Inc/(Dec)
                                          -----------------     -------------
                                             1998     1997
                                             ----     ----
Net revenues:
     Interest income                        $ 210    $ 218          (4)%
     Interest expense                         139      136           2
                                            -----    -----
           Net interest income                 71       82         (13)
     TC investment income                      80       81          (2)
     Foreign exchange income                   48       19           #
     Commissions, fees and other revenues      58       87         (34)
                                            -----    -----
          Total net revenues                  257      269          (5)
                                            -----    -----
Expenses:
     Human resources                           74       73           1
     Other operating expenses                 124      121           2
     Provision for losses                     233       10           #
                                            -----    -----
          Total expenses                      431      204           #
                                            -----    -----
Pretax income/ (loss)                        (174)      65           -
Income tax benefit                            (91)      (4)          #
                                            -----    -----
Net income/ (loss)                          $ (83)   $  69           -
                                            =====    =====

# Denotes variance in excess of 100%.


o The 1Q `98 loss includes a $233MM provision for credit losses, primarily Indonesia.

o Revenues declined 5%. Very strong foreign exchange income was more than offset by last year's $24MM of non-recurring recoveries on abandoned property related to the TC business (included in commissions, fees and other revenues) and generally weaker revenue throughout AEB's other businesses in Asia.


     - Net interest income at AEB was down 13% reflecting a slightly lower loan portfolio, increased non-performing loans and higher funding costs in Asia.

     - TC investment income declined 2%, in line with lower average TCs outstanding.

     - AEB's commission, fee and other revenues fell as economic conditions in Asia reduced demand for some banking services.

o    Human resources and other operating expenses were well controlled.

                                       9
PAGE

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (CONT'D)


AEB'S ASIA/PACIFIC EXPOSURE
---------------------------

o AEB had approximately $2.5B outstanding in loans in the Asia/Pacific region at 3/98, down from $2.8B at 12/97. In addition, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $1.2B to the credit exposures at quarter end (compared with $1.5B at year-end 1997).

     ASIA/PACIFIC REGION EXPOSURE BY COUNTRY
     ---------------------------------------
     ($ in billions)

                                                        Net Guarantees                3/31/98        12/31/97
                                            FX and           and                       Total           Total
      Country                    Loans    Derivatives     Contingents    Other**     Exposure***     Exposure
      -------                    -----    -----------   --------------   -------     -----------     ---------
      Hong Kong                   $0.9       $ -             $ -         $0.1         $1.0             $1.0
      Indonesia                    0.4       0.2               -          0.1          0.8              0.9
      Singapore                    0.4         -             0.1            -          0.6              0.6
      Korea                        0.2       0.1             0.1          0.1          0.5              0.7
      Taiwan                       0.3         -               -          0.1          0.4              0.5
      China                        0.1         -               -            -          0.1              0.1
      Japan                          -         -               -          0.1          0.1              0.2
      Thailand                     0.1         -               -            -          0.1              0.1
      Other                        0.1         -               -            -          0.2              0.2
                                  ----      ----            ----         ----         ----             ----

      Total Asia***               $2.5      $0.3            $0.4         $0.5         $3.7             $4.3
                                  ====      ====            ====         ====         ====             ====

     **  Includes cash, placements and securities.
     *** Individual items may not add to totals due to rounding.

o    Conditions in many Asian countries in the region seem to have stabilized.

o In Indonesia, although the Rupiah has strengthened from a low of around IDR15,000/$ to approximately 8,000, uncertainty continues and has adversely affected the ability of AEB's clients to satisfy their obligations in a timely and full manner.

o Total non-performing loans for AEB rose from $46MM and $47MM at 3/97 and 12/97, respectively, to $149MM at 3/98. In addition, other non-performing assets, primarily foreign exchange and derivatives, increased from $35MM and $11MM at 3/97 and 12/97, respectively, to $102MM at 3/98.

o Of the $233MM total provision in 1Q `98, $213MM specifically relates to the Asia/Pacific region, predominately Indonesia. - AEB's standard internal reserving policies (based on regulatory guidelines) would suggest a provision approximately half the size of the one actually made. Given the persistence of economic uncertainty, we deemed it appropriate to make a larger provision.
     - Exposures in all other countries are believed to represent more normal risks and, therefore, attracted provisions consistent with our standard reserving policies.
     - Total reserves at 3/98 of $359MM are up from $137MM at 12/97 and $132MM at 3/97 and are:

         (millions)                          3/31/98    12/31/97    3/31/97
                                             -------    --------    -------

          Loans                                 $294        $131       $131
          Other Assets, primarily derivatives     59           6          1
          Other Liabilities                        6           -          -
                                                ----        ----       ----
               Total                            $359        $137       $132
                                                ====        ====       ====

                                       10
PAGE

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 1998 OVERVIEW
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (CONT'D)


RISK-BASED CAPITAL RATIOS
-------------------------

o To enable AEB to maintain capital ratios above the Federal Reserves' "well-capitalized" levels, American Express purchased $225MM of deferred tax assets from it in April `98, thereby reducing non-qualifying assets and increasing regulatory capital. The Parent Company expects to be able to utilize these deferred tax assets over time within its consolidated tax return and, therefore, realize full value.*

o AEB's capital ratios, adjusted for the deferred tax purchase in April, remained "well capitalized".

                          3/31/98           12/31/97     Well-Capitalized
                         ----------         --------     ----------------
                         Pro-forma
                         ----------
     Tier 1                 9.0%              8.8%              6.0%
     Total                 12.2%             12.3%             10.0%
     Leverage Ratio         5.1%              5.3%              5.0%

                                       11
PAGE

                           FIRST QUARTER 1998 OVERVIEW
                               CORPORATE AND OTHER

o The 1Q `98 net operating expense of $36MM was consistent with $38MM in 1Q `97. It excludes the $46MM ($39MM after-tax) Lehman Brothers preferred dividend based on its earnings and a $60MM ($39MM after-tax) gain on the sales of a portion of the Company's remaining First Data Corporation shares. Including these items, Corporate and Other had net income of $42MM in 1Q `98.

o 1Q `97 included a $7MM pretax benefit from a Lehman Brothers preferred dividend based on its earnings which was fully offset by costs associated with AXP business initiatives.

                                      12